EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of August 7, 1997, between DENDRITE INTERNATIONAL, INC., a New Jersey Corporation ("Dendrite"), having its principal place of business at 1200 Mt. Kemble Avenue, Morristown, New Jersey 07960, and KATHY E. CHALOVICH ("Employee"), having an address at 1250 Taylor Drive, Langhorne, Pennsylvania 19047.

         WHEREAS, Dendrite, its affiliates, and subsidiaries develop and own what is referred to as Territory Management Systems and related hardware and equipment;

         WHEREAS, Employee is or desires to be employed by Dendrite and Dendrite desires to employ Employee; and

         WHEREAS, Dendrite is willing to provide certain confidential and proprietary information to Employee for the limited purpose of enabling Employee to carry out duties in connection with her employment by Dendrite.


                                     RECITAL


         NOW, THEREFORE, it is agreed as follows:

1.       EMPLOYMENT AT WILL

         Dendrite hereby employs Employee, and Employee hereby accepts such employment, as Director of Financial Operations of Dendrite. Dendrite hereby employs Employee as an at-will employee. This employment may be terminated at any time for any reason with or without cause by Dendrite. Employee agrees to provide two (2) weeks notice to Dendrite before terminating her employment.

2.       DUTIES

         Employee shall perform those duties as may from time to time be assigned to her and shall carry out any assignments related to Dendrite or its affiliates as directed. Employee shall devote her full time attention, energy, knowledge, skill and best efforts solely and exclusively to the duties assigned to her which she shall faithfully and diligently perform. Employee shall report to the Senior Vice President and Chief Financial Officer of Dendrite (currently George Robson) as may be required and will fully account for all records, data, materials or other property belonging to Dendrite or its customers of which she is given custody. Dendrite may, from time to time, establish rules and Employee shall faithfully observe these in the performance of her duties. Employee shall further comply with all policies and directives of Dendrite.

3.       COMPENSATION

         (i) Base Salary. Dendrite shall pay Employee for her services a base salary at a rate of $155,000 per annum to be paid on a semi-monthly basis in accordance with Dendrite's regular payroll practices.

         (ii) Sign-On Bonus. In connection with Employee's , entering into this Agreement, Employee shall receive a signing bonus in the total amount of $50,000, less all applicable withholdings, payable within 10 business days of the full execution of this Agreement. It is understood and agreed, however, that in the event that Employee voluntarily terminates her employment with Dendrite for any reason whatsoever or Employee's employment with Dendrite is terminated by Dendrite for cause before the first anniversary of this Agreement, Employee will pay to Dendrite $50,000 in full within 90 days of her termination of employment with Dendrite. Notwithstanding the foregoing, Employee hereby authorizes Dendrite to immediately offset against and reduce any amounts otherwise due to her for any amounts in respect of her obligation to repay the sign-on bonus.

         (ii) Bonus. Commencing on the completion of Dendrite's fiscal year 1997, Employee shall be eligible to receive a bonus of $25,000, and upon the completion of Dendrite's fiscal year 1998, Employee shall be eligible to receive a bonus of $50,000 (either such bonus referred to herein as the "Bonus"), in each case payable in the next payroll period occurring at least two weeks after Dendrite publicly discloses its financial results in such fiscal year; provided, however, that the payment of the Bonus is subject to: (a) Dendrite's achievement of financial goals as set forth in the Board approved annual business plan, (b) such other objectives as mutually agreed upon, and (c) Employee remaining in the employ of Dendrite as of the end of any such year.

         (iii)Stock Options. Pursuant to Dendrite's 1992 Stock Plan (the "Stock Plan"), upon the execution of this Agreement, Dendrite shall give Employee an option to purchase 15,000 shares of the common stock of Dendrite. Upon the first anniversary of this Agreement, Dendrite shall give Employee an option to purchase an additional 7,500 shares of the common stock of Dendrite, provided that Employee remains in the full-time employment of Dendrite on such date. Upon the second anniversary of this Agreement, Dendrite shall give Employee an option to purchase an additional 7,500 shares of the common stock of Dendrite, provided that Employee remains in the full-time employment of Dendrite on such date. The price for such options shall be determined by the Option Committee and Compensation Committee of the Board. Employee's entitlement to such options shall be subject to (i) a four year vesting schedule, (ii) approval by the Board, (iii) Employees execution of a definitive option agreement in form and substance satisfactory to Dendrite and (iv) in all instances subject to the terms and conditions of the Stock Plan.

4.       BENEFITS

         Dendrite shall provide Employee:

         (i) Vacation. Three weeks vacation per annum in accordance with Dendrite policy in effect from time to time.

         (ii) Business Expenses. Reimbursement for all reasonable travel, entertainment and other reasonable and necessary out-of-pocket expenses incurred by Employee in connection with the performance of her duties. Reimbursement will be made upon the submission by the Employee of appropriate documentation and verification of the expenses.

         (iii) Other. Dendrite will provide Employee other benefits to the same extent as may be provided to other employees generally in accordance with Dendrite policy in effect from time to time and subject to the terms and conditions of such benefit plans.

5.       INFORMATION AND BUSINESS OPPORTUNITY

         During Employee's employment with Dendrite, Employee may acquire knowledge of (i) information that is relevant to the business of Dendrite or its affiliates or (ii) knowledge of business opportunities pertaining to the business in which Dendrite or its affiliates are engaged. Employee shall promptly disclose to Dendrite that information or business opportunity but shall not disclose it to anyone else without Dendrite's written consent.

6.       DENDRITE CONFIDENTIAL INFORMATION

         The Employee will, as a result of her employment with Dendrite, acquire information which is proprietary and confidential to Dendrite. This information includes, but is not limited to, technical and commercial information, customer lists, financial arrangements, salary and compensation information, competitive status, pricing policies, knowledge of suppliers, technical capabilities, discoveries, algorithms, concepts, software in any stage of development, designs, drawings, specifications, techniques, models, data, technical manuals, research and development materials, processes procedures, know-how and other business affairs relating to Dendrite. Confidential information also includes any and all technical information involving Dendrite's work. Employee will keep all such information confidential and will not reveal it at any time without the express written consent of Dendrite. This obligation is to continue in force after employment terminates for whatever reason.

7.       CLIENT CONFIDENTIAL INFORMATION

         Dendrite may, from time to time, be furnished information and data which is proprietary and confidential to its clients, customers or suppliers. Employee will not, at any time for any reason, reveal any information provided by any of Dendrite's clients, customers or suppliers to anyone, unless provided with prior written consent by Dendrite or by the applicable client, customer or supplier. This obligation is to continue in force after employment terminates for whatever reason.

8.       RETURN OF PROPERTY

         Upon termination of employment for any reason or upon the request of Dendrite, Employee shall return to Dendrite all property which Employee received or prepared or helped prepare in connection with her employment including, but not limited to, all copies of any confidential information or material, disks, notes, notebooks, blueprints, customer lists and any and all other papers or material in any tangible media or computer readable form belonging to Dendrite or to any of its customers, clients or suppliers, and Employee will not retain any copies, duplicates, reproductions or excerpts thereof.

9.       INVENTIONS

         All work performed by Employee and all materials, products, deliverables, inventions, software, ideas, disclosures and improvements, whether patented or unpatented, and copyrighted material made or conceived by Employee, solely or jointly, in whole or in part, during the term of Employee's employment by Dendrite which (i) relate to methods, apparatus, designs, products, processes or devices sold, licensed, used or under development by Dendrite, (ii) otherwise relate to or pertain to the present, proposed or contemplated business, functions or operations of Dendrite, (iii) relate to Dendrite actual or anticipated research or development, (iv) involve the use of Dendrite's equipment, supplies or facilities, or (v) result from access to any Dendrite assets, information, inventions or the like are confidential information, are the property of Dendrite and shall be deemed to be a work made for hire. To the extent that title to any of the foregoing shall not, by operation of law, vest in Dendrite, all right, title and interest therein are hereby irrevocably assigned to Dendrite. Employee agrees to give Dendrite or any person or entity designated by Dendrite reasonable assistance required to perfect its rights therein.

         If Employee conceives any idea, makes any discovery or invention within one (1) year after the termination of employment with Dendrite that relate to any matters pertaining to the business of Dendrite, it shall be deemed that it was conceived while in the employ of Dendrite.

10.      RESTRICTION ON FUTURE EMPLOYMENT

         Employee  agrees  that  in  the  event   employment  with  Dendrite  is
terminated, for any reason whatsoever, Employee shall not for two (2) years after termination of employment:

         (i) Perform services that compete with the business or businesses conducted by Dendrite or any of its affiliates or render services to any organization or entity which competes with the business or businesses conducted by Dendrite or any of its affiliates in any area of the United States of America or elsewhere where Dendrite or any of its affiliates do business;

         (ii) Solicit any customers or potential customers of Dendrite with whom Employee had contact while employed by Dendrite or who was a customer of Dendrite at any time during the two (2) years immediately before termination;

         (iii) Request that any of Dendrite's customers or suppliers discontinue doing business with it;

         (iv) Knowingly take any action which would disparage Dendrite or be to its disadvantage; or

         (v) Employ or attempt to employ or assist anyone else to employ any employee or contractor of Dendrite or induce or attempt to induce any employee or contractor of Dendrite to terminate their employment or engagement with Dendrite.

         For purposes of Section 10(i) "the business or businesses conducted by Dendrite or any of its affiliates" means Electronic Territory Management Systems used to manage, coordinate and control the activities of large sales forces and complex selling environments and/or sales productivity tools of the type and nature marketed by Dendrite or any of its affiliates and support services related thereto as of the date of Employee's termination of employment (or which Dendrite can at the time of Employee's termination of employment establish it will likely market within one (1) year following the date of Employee's termination).

11.      OUTSIDE CONTRACTING

         Employee shall not enter into any agreements to provide programming or other services to any company, person or organization outside of her employment by Dendrite (an "Outside Agreement") without the prior written express consent from Dendrite. Employee must notify Dendrite of her intent to enter into an Outside Agreement specifying therein the other party to such Outside Agreement and the type of programming and/or services to be provided by Employee. Dendrite shall not unreasonably withhold permission to Employee to enter into Outside Agreements unless such Outside Agreements (i) are with competitors or potential competitors of Dendrite, or (ii) as determined in Dendrite's sole discretion, shall substantially hamper or prohibit Employee from satisfactorily carrying out all duties assigned to Employee by Dendrite.

12.      AFTER-HOURS DEVELOPMENT

         In the event that Employee shall develop any software which, pursuant to Section 9 herein, is not the property of Dendrite, Dendrite shall have a right of first refusal to publish and/or purchase the rights to such software. Employee shall notify Dendrite of any such After-Hours Development as soon as reasonably possible before or during the development process including a description of the intended functions of the After-Hours Development and the estimated date of completion.

13.      PRIOR EMPLOYMENT

         Employee represents and warrants that Employee has not taken or otherwise misappropriated and does not have in Employee's possession or control any confidential and proprietary information belonging to any of Employee's prior employers or connected with or derived from Employee's services to prior employers. Employee represents and warrants that Employee has returned to all prior employers any and all such confidential and proprietary information. Employee further acknowledges, represents and warrants that Dendrite has informed Employee that Employee is not to use or cause the use of such confidential or proprietary information in any manner whatsoever in connection with Employee's employment by Dendrite. Employee agrees, represents and warrants that Employee will not use such information. Employee shall indemnify and hold harmless Dendrite from any and all claims arising from any breach of the representations and warranties in this Section.

14.      REMEDIES

         The parties agree that in the event Employee breaches or threatens to breach this Agreement, money damages may be an inadequate remedy for Dendrite and that Dendrite will not have an adequate remedy at law. It is understood, therefore, that in the event of a breach of this Agreement by Employee, Dendrite shall have the right to obtain from a court of competent jurisdiction restraints or injunctions prohibiting Employee from breaching or threatening to breach this Agreement. In that event, the parties agree that Dendrite will not be required to post bond or other security. It is also agreed that any restraints or injunctions issued against Employee shall be in addition to any other remedies which Dendrite may have available to it.

15.      APPLICABLE LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

16.      NOTICES

         In the event any notice is required to be given under the terms of this Agreement, it shall be delivered in the English language, in writing, as follows:

         If to Employee:            Kathy E. Chalovich
                                    1250 Taylor Drive
                                    Langhorne, Pennsylvania 19047

         If to Dendrite:            Christopher French, Vice President,
                                    General Counsel
                                    Dendrite International, Inc.
                                    1200 Mt. Kemble Avenue
                                    Morristown, New Jersey 07960

17.      NON-ASSIGNABILITY

         Employee's rights or obligations under the terms of this Agreement or of any other agreement with Dendrite may not be assigned. Any attempted assignment will be void as to Dendrite. Dendrite may, however, assign its rights to any affiliated or successor entity.

18.      BINDING AGREEMENT

         This Agreement shall be binding upon and inure to the benefit of Employee's heirs and personal representatives and to the successors and assigns of Dendrite.

19.      INTEGRATION

         This Agreement sets forth the entire agreement between the parties hereto and fully supersedes any and all prior negotiations, discussions, agreements or understandings between the parties hereto pertaining to the subject matter hereof. No representations, oral or otherwise, with respect to the subject matter of this Agreement have been made by either party.

20.      WAIVER

         This Agreement may not be modified or waived except by a writing signed by both parties. No waiver by either party of any breach by the other shall be considered a waiver of any subsequent breach of the Agreement.

21.      JURISDICTION

         The State of New Jersey shall have exclusive jurisdiction to entertain any legal or equitable action with respect to this Agreement except that Dendrite may institute suit against Employee in any jurisdiction in which Employee may be at the time. In the event suit is instituted in New Jersey, it is agreed that service of summons or other appropriate legal process may be effected upon any party by delivering it to the address in this Agreement specified for that party in Section 16.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the first date written above.


                                       DENDRITE INTERNATIONAL, INC.


                                       CHRISTOPHER J. FRENCH
                                       -----------------------------------------
                                       Name:  Christopher J. French
                                       Title:  VP, General Counsel


                                       KATHY E. CHALOVICH
                                       -----------------------------------------
                                       Kathy E. Chalovich